SUB ITEM 77Q1(a)


Appendix A, dated June 21, 2011 to the Master Amended and Restated By-Laws for MFS Series Trust III dated January
1, 2002 as revised through August 22, 2007, is contained in Post-Effective Amendment No. 80 to the Registration
Statement of MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange
Commission via EDGAR on June 30, 2011, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

An Amendment,  dated May 6, 2011, to the Amended and Restated  Declaration  of
 Trust of MFS Series Trust III, dated
December 16, 2004, is contained in Post-Effective Amendment No. 46 to the Registration Statement for MFS Series
Trust III (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission via EDGAR on May
31, 2011 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.